For Immediate Release:

           WORLD WASTE TECHNOLOGIES, INC. NAMES PAPER INDUSTRY VETERAN
                      JAMES L. FERRIS TO BOARD OF DIRECTORS

SAN DIEGO, CALIFORNIA, December 22, 2004. World Waste Technologies, Inc. (OTCBB:
WDWT.OB) today announced that James L. Ferris, who has nearly 40 years experience in the paper industry, has agreed to serve on the board of directors of World Waste. Over the course of a 30 year career with Weyerhaeuser, Mr. Ferris held positions of increasing responsibility culminating with his role as vice president of pulp, paper and packaging research, where he managed all research support for six business lines and 14 manufacturing sites that totaled $4 billion in annual sales.

"We believe that Mr. Ferris, with his knowledge of the paper industry and his network of relationships with other industry leaders, will be a valuable addition to the board," said Thomas L. Collins, World Waste, chief executive officer.

"I'm excited by the opportunity to be involved with the seasoned World Waste team whose truly revolutionary techniques promise to provide a valuable new raw material stream to the paper industry," said Mr. Ferris. "As a board member I look forward to supporting the development of this technology which I believe will benefit both the paper industry and the municipalities that use it."

Mr. Ferris graduated from the University of Washington with a B.S. in chemical engineering in 1966, and holds an M.S. and Ph.D. in paper science and engineering from the Institute of Paper Chemistry. He also completed the Advanced Management Program at Harvard Business School in 1992. Mr. Ferris served as president of the Institute of Paper Science and Technology in Atlanta from 1996 -2003 and is presently a trustee. He was a director with Albany International from 2000 - 2004 and was also a director of the Technical Association of the Pulp and Paper Industry (TAPPI) in Atlanta, Georgia, from 1996 - 1999. Mr. Ferris received the Lifetime Achievement Award from the Paper Industry Management Association, the Technical Association of the Pulp and Paper Industry, and the Center for Paper Business and Industry Studies in June 2003.

ABOUT WORLD WASTE TECHNOLOGIES, INC.

World Waste Technologies, Inc., basedin San Diego, California, is an early stage development company engaged in the waste recycling industry. World Waste holds an exclusive license to patented technology which, in experimental conditions, has processed small amounts of municipal solid waste to successfully reduce the waste's volume and yield a grade of cellulose fiber suitable as a partial furnish replacement in unbleached packaging products. More information on World Waste is available at www.worldwasteintl.com.

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SAFE HARBOR STATEMENT

This press release includes certain "Forward-Looking Statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding potential results and future plans and objectives of World Waste, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in our documents filed from time to time with the Securities and Exchange Commission. Other risk factors may include, but are not limited to, our ability to obtain financing on acceptable terms, or at all, working capital constraints, fluctuation in quarterly results, and increased competition for the fields targeted by the company, our ability to commence operations as scheduled, the economical operation of the process we intend to operate and our ability to protect the proprietary technology we use. Further, the company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the company's control, such as announcements by competitors and service providers.

The contents of this press release are presented as a general overview of the company. It is intended only to contain general information regarding the company and its business and does not purport to provide complete disclosure or analysis of all matters which may be relevant to a decision to make an investment, including all risk factors or similar considerations. Although the information is believed current as of the date herein, the information may be subject to change, amendment or supplementation, and the company does not expect, and assumes no obligation, to update or otherwise revise the information herein.

Contact:
Jeff Wenker
206-755-7843
jeff@wenkerpr.com77